Exhibit 99.1

NFP Announces Second Quarter 2011 Results

Second Quarter 2011 Organic Revenue Growth YOY Driven by
Strength in Corporate Client and Advisor Services Groups

Strategic Expansion and New Leadership for NFP P&C

$15.6 Million of Shares Repurchased; $34.4 Million Remaining on Authorization

Financial Highlights(1)	Q2 2011	Q2 2010	% Change	Q2 2011	Q1 2011	% Change	YTD 2011	YTD 2010	% Change
(Dollars in millions, except per share data)

Revenue	$239.4	$234.9	1.9%	$239.4	$233.3	2.6%	$472.7	$460.2	2.7%
Net income	9.5	12.1	-21.4%	9.5	6.9	38.0%	16.4	19.1	-14.1%
Net income per diluted share	0.21	0.27	-23.0%	0.21	0.15	38.1%	0.36	0.43	-16.4%
Cash earnings	21.6	25.2	-14.2%	21.6	18.5	16.6%	40.2	47.2	-14.9%
Cash earnings per diluted share	$0.48	$0.57	-15.7%	$0.48	$0.41	16.6%	$0.89	$1.08	-17.6%
Adjusted EBITDA	$30.1	$26.3	14.4%	$30.1	$24.0	25.1%	$54.1	$53.9	0.4%
Adjusted EBITDA margin	12.6%	11.2%		12.6%	10.3%		11.4%	11.7%
Net cash provided by (used in) operating activities	$39.9	$37.3	7.1%	$39.9	$(5.9)	NM	$34.0	$42.2	-19.5%

1)	This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates metric not meaningful.

NEW YORK, NY – August 1, 2011 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the second quarter ended June 30, 2011.

Commenting on today’s announcements, Jessica M. Bibliowicz, chairman, president and chief executive officer, said, “We are proud to have recently been recognized as the eighth top global insurance broker by Best’s Review.  Our scale and growth have been supported by continuing solid performance in both the Corporate Client and Advisor Services Groups, which we saw again in the second quarter 2011.  Within the Individual Client Group, performance in our wealth management business was strong but market conditions continued to weigh on the performance of our life insurance business.   For the quarter, we reported organic revenue growth of approximately 2%, while our Adjusted EBITDA grew approximately 14% and our Adjusted EBITDA margins expanded, compared to the same period last year.”

Ms. Bibliowicz continued, “We remain committed to our balanced capital allocation strategy that focuses on strategic acquisitions, reinvestment in our existing businesses and our share repurchase program.  In keeping with our strategy to continue to diversify our offerings, particularly in property and casualty insurance, as well as increase recurring revenue, in July we closed the acquisition of Lapre Scali, a P&C brokerage.  We are pleased to have Terry Scali, an experienced leader who has shown a unique ability to execute on a P&C consolidation strategy, running our P&C business.  In addition, as of July 29, 2011, we have repurchased $15.6 million of our stock since we announced our $50 million buyback authorization in May, and have $34.4 million remaining in our buyback authorization.”

Second Quarter 2011 Results - Consolidated
NFP reported second quarter 2011 net income of $9.5 million, or $0.21 per diluted share, compared with net income of $12.1 million, or $0.27 per diluted share, in the prior year period.

Second quarter 2011 cash earnings was $21.6 million, or $0.48 per diluted share, compared with $25.2 million, or $0.57 per diluted share, in the second quarter 2010.  Cash earnings in the second quarter 2010 included a $7.7 million pre-tax non-cash net gain on sale of businesses.  Excluding this gain, cash earnings was $20.8 million or $0.47 per diluted share in the second quarter 2010.  Cash earnings is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Adjusted EBITDA in the second quarter 2011 was $30.1 million with an Adjusted EBITDA margin of 12.6%, compared with Adjusted EBITDA of $26.3 million with an Adjusted EBITDA margin of 11.2% in the prior year period.  Adjusted EBITDA is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Revenue was $239.4 million in the second quarter 2011, an increase of $4.5 million, or 1.9%, compared with $234.9 million in the second quarter 2010. Organic revenue grew 2.0% in the second quarter 2011, compared with the prior year period.  Revenue and organic revenue included positive contributions from the Corporate Client and Advisor Services Groups.

Total operating expenses were $221.2 million, compared with $212.1 million in the prior year period.  Operating expenses in the second quarter 2010 included a $7.7 million pre-tax non-cash net gain on sale of businesses.  Excluding this one-time item, the percentage increase in operating expenses was less than the percentage increase in revenues.

Cash flow from operations for the second quarter 2011 was $39.9 million compared with cash flow from operations of $37.3 million in the second quarter 2010.

Second Quarter 2011 Results – Segments
NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
CCG is one of the leading corporate benefits advisors in the middle market, offering clients independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.

CCG accounted for 39.4% of NFP’s revenue in the second quarter 2011 and 38.1% in the second quarter 2010.  CCG revenue was $94.3 million in the second quarter 2011 compared with $89.5 million in the prior year period, an increase of $4.8 million or 5.4%.  CCG organic revenue growth was 5.6%.

CCG Adjusted EBITDA was $16.7 million in the second quarter 2011 compared with $15.0 million in the prior year period.  Adjusted EBITDA margin was 17.7% in the second quarter 2011 compared with 16.8% in the prior year period.

Individual Client Group (ICG)
ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

ICG accounted for 34.2% of NFP’s revenue in the second quarter 2011 and 38.9% in the second quarter 2010.  ICG revenue was $81.9 million in the second quarter 2011 compared with $91.4 million in the prior year period.  ICG organic revenue declined 10.3%.

ICG Adjusted EBITDA was $10.3 million in the second quarter 2011 compared with $9.0 million in the prior year period. Adjusted EBITDA margin was 12.6% in the second quarter 2011 compared with 9.8% in the prior year period.

Advisor Services Group (ASG)
ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering an open choice of broker-dealer and asset management products and services.

ASG accounted for 26.4% of NFP’s revenue in the second quarter 2011 and 23.0% for the second quarter 2010.  ASG revenue was $63.2 million in the second quarter 2011 compared with $54.0 million in the prior year period, an increase of $9.2 million.  Growth in revenue and organic revenue was 17.1%.

ASG Adjusted EBITDA was $3.0 million in the second quarter 2011 compared with $2.3 million in the prior year period. Adjusted EBITDA margin was 4.8% in the second quarter 2011 compared with 4.2% in the prior year period.

As of June 30, 2011, assets under management at NFP’s corporate registered investment advisor were $10.0 billion, compared with $8.2 billion as of June 30, 2010.

Strategic Expansion and New Leadership for NFP P&C
Effective July 1, 2011, NFP acquired Lapre Scali & Company Insurance Services, LLC (Lapre Scali) and named Terrence M. Scali chief executive officer, NFP Property and Casualty Services, Inc. (NFP P&C), and executive vice president, NFP.  NFP will continue to operate its property and casualty business as part of the Corporate Client Group, under the NFP P&C brand.  Lapre Scale, with annualized revenue of approximately $21 million, is a property and casualty insurance brokerage headquartered in Scottsdale, AZ, licensed throughout the U.S.

Share Repurchase
On May 2, 2011, the Company announced its authorization to repurchase up to $50.0 million of NFP’s common stock. During the second quarter 2011, NFP repurchased 731,000 shares at a weighted average cost of $12.04 per share.  As of June 30, 2011, the remaining outstanding share repurchase authorization was $41.2 million.

In July 2011, NFP repurchased an additional 573,800 shares at a weighted average cost of $11.79 per share.  As of July 29, 2011 the remaining outstanding share repurchase authorization was $34.4 million.

NFP has authorization to repurchase NFP’s common stock from time to time for cash in the open market in accordance with applicable federal securities laws and subject to market and other conditions.

Earnings Conference Call & Presentation
The Company will conduct its second quarter 2011 earnings conference call and audio webcast on August 2, 2011, from 8:00 to 9:00 a.m. (ET).  The conference call will be available live via telephone and the Internet.  To access the call, dial 800-299-7098 (domestic) or 617-801-9715 (international) (when prompted, callers should provide the access code “NFP”).  The conference call and webcast will be accompanied by a presentation.  The presentation will be available for electronic download on the Company’s Web site before the conference call and webcast is scheduled to begin.  The presentation may also be viewed automatically upon connecting to the webcast.  To listen to the conference call over the Internet, visit www.nfp.com/ir.  The conference call will be available for replay via telephone and Internet for a period of 90 days.  To listen to a replay of the conference call via telephone, dial 888-286-8010 (domestic) or 617-801-6888 (international).  The access code for the replay is 84994542. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About NFP
National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term.  NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments.  The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance.  The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services.  The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services.  Most recently NFP was ranked as the eighth Top Global Insurance Broker by Best’s Review; operated the third largest Executive Benefits Provider of nonqualified deferred compensation plans administered for recordkeeping clients as ranked by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Financial Planning and Financial Advisor; had four advisors ranked in Barron’s Top 100 Independent Financial Advisors and is a leading independent life insurance distributor according to many top-tier carriers.  For more information, visit www.nfp.com.

Reconciliation of Non-GAAP Financial Measures
The Company analyzes its performance using historical and forward-looking non-GAAP financial measures called cash earnings and cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP financial measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.  Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP financial measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended June 30, 2011, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth
The Company uses organic revenue growth as a comparable revenue measurement for future periods. The Company excludes the first twelve months of revenue generated from new acquisitions and the revenue derived from businesses fully disposed of in each period presented.  With respect to sub-acquisitions, the Company establishes an internal revenue generation expectation (the “acquired revenue”) of a new sub-acquisition.  During the first twelve months immediately following the sub-acquisition, the Company reduces the acquired revenue amount from the actual revenue generated by the sub-acquisition and includes the revenue growth above or below acquired revenue within the organic growth percentage.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements
This release contains statements which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy.  These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (2) the ability of the Company’s businesses to perform successfully following acquisition, including through the diversification of product and service offerings, and NFP’s ability to manage its business effectively and profitably through its principals and the Company’s reportable segments; (3) the ability of the Company to execute on its strategy of increasing recurring revenue; (4) any losses that NFP may take with respect to dispositions, restructures or otherwise; (5) an economic environment that results in fewer sales of financial products or services; (6) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (7) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (8) the effectiveness or financial impact of NFP’s incentive plans; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (10) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (11) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (12) adverse results or other consequences from litigation, arbitration, settlements, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, or activities within the life settlements industry; (13) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, the dilutive impact of capital raising efforts or the impact of refinancing transactions; (14) the impact of legislation or regulations on NFP’s businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of newly-adopted healthcare legislation and resulting changes in business practices, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (15) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (16) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses; (17) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (18) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (19) the loss of services of key members of senior management; (20) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; and (21) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 10, 2011.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contact:
Abbe F. Goldstein, CFA
SVP, Investor Relations & Corporate Communications
NFP

Investor Relations
ir@nfp.com
212-301-4011

Media Relations
communications@nfp.com
212-301-1039

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited-in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$239,435	$234,890	$472,699	$460,163

Operating expenses:
Commissions and fees	76,888	73,421	155,985	141,727
Compensation expense	63,629	63,722	130,518	128,990
Non-compensation expense	36,955	38,914	75,580	79,363
Management fees	31,889	32,534	56,508	56,184
Amortization of intangibles	7,897	8,206	15,859	16,544
Depreciation	3,037	3,005	6,114	6,011
Impairment of goodwill and intangible assets	920	—	920	2,901
Loss (gain) on sale of businesses, net	13	(7,690)	13	(9,921)
Total operating expenses	221,228	212,112	441,497	421,799
Income from operations	18,207	22,778	31,202	38,364

Non-operating income and expenses
Interest income	926	888	1,900	1,776
Interest expense	(3,974)	(4,880)	(7,745)	(9,459)
Other, net	1,328	2,013	4,516	2,671
Non-operating income and expenses, net	(1,720)	(1,979)	(1,329)	(5,012)

Income before income taxes	16,487	20,799	29,873	33,352

Income tax expense	6,997	8,730	13,505	14,293
Net income	$9,490	$12,069	$16,368	$19,059

Earnings per share:
Basic	$0.22	$0.28	$0.37	$0.45
Diluted	$0.21	$0.27	$0.36	$0.43

Weighted average shares outstanding:
Basic	43,925	42,611	43,842	42,157
Diluted	45,281	44,353	45,284	43,819

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
GAAP net income	$9,490	$12,069	$16,368	$19,059
Income tax expense	6,997	8,730	13,505	14,293
Interest income	(926)	(888)	(1,900)	(1,776)
Interest expense	3,974	4,880	7,745	9,459
Other, net	(1,328)	(2,013)	(4,516)	(2,671)
Income from operations	$18,207	$22,778	$31,202	$38,364
Amortization of intangibles	7,897	8,206	15,859	16,544
Depreciation	3,037	3,005	6,114	6,011
Impairment of goodwill and intangible assets	920	—	920	2,901
Loss (gain) on sale of businesses, net	13	(7,690)	13	(9,921)
Adjusted EBITDA (1)	$30,074	$26,299	$54,108	$53,899

RECONCILIATION OF NET INCOME TO CASH EARNINGS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
GAAP net income	$9,490	$12,069	$16,368	$19,059
Amortization of intangibles	7,897	8,206	15,859	16,544
Depreciation	3,037	3,005	6,114	6,011
Impairment of goodwill and intangible assets	920	—	920	2,901
Tax benefit of impairment of goodwill and intangible assets	(364)	88	(364)	(1,030)
Non-cash interest, net of tax	637	1,838	1,268	3,704
Cash earnings (2)	$21,617	$25,206	$40,165	$47,189

GAAP net income per share - diluted	$0.21	$0.27	$0.36	$0.43
Amortization of intangibles	0.17	0.19	0.35	0.38
Depreciation	0.07	0.07	0.14	0.14
Impairment of goodwill and intangible assets	0.02	—	0.02	0.07
Tax benefit of impairment of goodwill and intangible assets	(0.01)	—	(0.01)	(0.02)
Non-cash interest, net of tax	0.01	0.04	0.03	0.08
Cash earnings per share - diluted (3)	$0.48	$0.57	$0.89	$1.08

(1) Adjusted EBITDA is a non-GAAP financial measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, the pre-tax impact of the accelerated vesting of certain RSUs and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.

(2) Cash earnings is a non-GAAP financial measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest expense and the after-tax impact of certain non-recurring items.

(3) The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$94,315	$89,516	$189,865	$184,763

Operating expenses:
Commissions and fees	8,667	8,299	19,661	16,262
Compensation expense	33,625	32,296	67,540	65,392
Non-compensation expense	17,962	18,832	36,098	38,428
Management fees	17,347	15,045	31,860	30,171
Amortization of intangibles	5,129	5,253	10,280	10,601
Depreciation	1,615	1,516	3,238	3,075
Impairment of goodwill and intangible assets	—	—	—	1,931
Gain on sale of businesses, net	(47)	(6,841)	(47)	(8,162)
Total operating expenses	84,298	74,400	168,630	157,698
Income from operations	$10,017	$15,116	$21,235	$27,065

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Income from operations	$10,017	$15,116	$21,235	$27,065
Amortization of intangibles	5,129	5,253	10,280	10,601
Depreciation	1,615	1,516	3,238	3,075
Impairment of goodwill and intangible assets	—	—	—	1,931
Gain on sale of businesses, net	(47)	(6,841)	(47)	(8,162)
Adjusted EBITDA	$16,714	$15,044	$34,706	$34,510

(1) The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$81,903	$91,377	$159,656	$170,071

Operating expenses:
Commissions and fees	15,887	20,246	34,277	38,618
Compensation expense	26,144	27,814	55,104	56,056
Non-compensation expense	15,014	16,857	32,030	34,312
Management fees	14,542	17,489	24,648	26,013
Amortization of intangibles	2,768	2,953	5,579	5,943
Depreciation	1,126	1,155	2,282	2,280
Impairment of goodwill and intangible assets	920	—	920	970
Loss (gain) on sale of businesses, net	60	(849)	60	(1,759)
Total operating expenses	76,461	85,665	154,900	162,433
Income from operations	$5,442	$5,712	$4,756	$7,638

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Income from operations	$5,442	$5,712	$4,756	$7,638
Amortization of intangibles	2,768	2,953	5,579	5,943
Depreciation	1,126	1,155	2,282	2,280
Impairment of goodwill and intangible assets	920	—	920	970
Loss (gain) on sale of businesses, net	60	(849)	60	(1,759)
Adjusted EBITDA	$10,316	$8,971	$13,597	$15,072

(1) The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$63,217	$53,997	$123,178	$105,329

Operating expenses:
Commissions and fees	52,334	44,876	102,047	86,847
Compensation expense	3,860	3,612	7,874	7,542
Non-compensation expense	3,979	3,225	7,452	6,623
Depreciation	296	334	594	656
Total operating expenses	60,469	52,047	117,967	101,668
Income from operations	$2,748	$1,950	$5,211	$3,661

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Income from operations	$2,748	$1,950	$5,211	$3,661
Depreciation	296	334	594	656
Adjusted EBITDA	$3,044	$2,284	$5,805	$4,317

(1) The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$138,621	$128,830
Fiduciary funds - restricted related to premium trust accounts	72,486	82,647
Commissions, fees and premiums receivable, net	90,084	120,572
Due from principals and/or certain entities they own	7,910	7,981
Notes receivable, net	5,006	6,128
Deferred tax assets	13,865	13,865
Other current assets	29,438	17,442
Total current assets	357,410	377,465
Property and equipment, net	35,866	37,359
Deferred tax assets	5,184	5,836
Intangibles, net	324,463	337,833
Goodwill, net	62,589	60,894
Notes receivable, net	29,096	30,724
Other non-current assets	43,130	42,952
Total assets	$857,738	$893,063

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$74,188	$83,091
Current portion of long term debt	12,500	12,500
Due to principals and/or certain entities they own	18,005	37,406
Accounts payable	21,108	36,213
Accrued liabilities	55,609	55,673
Total current liabilities	181,410	224,883
Long term debt	100,000	106,250
Deferred tax liabilities	1,552	1,552
Convertible senior notes	89,679	87,581
Other non-current liabilities	67,361	64,585
Total liabilities	440,002	484,851

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,653	4,596
Additional paid-in capital	904,400	902,153
Accumulated deficit	(410,048)	(425,063)
Treasury stock	(80,787)	(73,458)
Accumulated other comprehensive loss	(482)	(16)
Total stockholders' equity	417,736	408,212
Total liabilities and stockholders' equity	$857,738	$893,063

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash flow from operating activities
Net income	$9,492	$12,069	$16,368	$19,059

Adjustments to reconcile to net cash provided by (used in) operating activities:
Deferred taxes	—	5,005	—	5,356
Stock-based compensation	1,348	2,727	2,761	5,678
Impairment of goodwill and intangible assets	920	—	920	2,901
Amortization of intangibles	7,897	8,206	15,859	16,544
Depreciation	3,037	3,005	6,114	6,011
Accretion of senior convertible notes discount	1,054	3,128	2,098	6,035
Loss (gain) on sale of businesses, net	13	(7,690)	13	(9,921)
Loss on sublease	—	—	—	1,766
Bad debt expense	(89)	815	478	839
Other, net	(465)	(546)	(943)	(948)

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	3,825	(11,896)	10,161	(10,186)
Commissions, fees and premiums receivable, net	1,827	1,268	30,435	30,900
Due from principals and/or certain entities they own	(1,773)	(1,382)	71	(1,442)
Notes receivable, net - current	504	(47)	1,122	2,272
Other current assets	(2,814)	(4,656)	(11,996)	(5,659)
Notes receivable, net - non-current	1,447	(4,049)	903	(6,596)
Other non-current assets	(806)	1,083	(178)	59

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	(810)	13,533	(8,903)	11,206
Income taxes payable	—	(525)	15	(6,325)
Due to principals and/or certain entities they own	6,834	6,971	(19,459)	(17,410)
Accounts payable	2,949	1,722	(15,105)	(4,562)
Accrued liabilities	5,775	7,888	270	(6,224)
Other non-current liabilities	(295)	624	2,927	2,803
Total adjustments	30,378	25,184	17,563	23,097
Net cash provided by operating activities	39,870	37,253	33,931	42,156

Cash flow from investing activities:
Proceeds from disposal of businesses	38	476	38	5,507
Purchases of property and equipment, net	(2,539)	(2,334)	(4,621)	(5,267)
Payments for acquired firms, net of cash	(65)	1,223	(4,062)	1,223
Payments for contingent consideration	—	(3,900)	—	(10,704)
Net cash used in investing activities	(2,566)	(4,535)	(8,645)	(9,241)

Cash flow from financing activities:
Repayments of borrowings	—	(35,000)	—	(40,000)
Repayment of long term debt	(3,125)	—	(6,250)	—
Proceeds from issuance of senior convertible notes	—	125,000	—	125,000
Senior convertible notes issuance costs	—	(4,113)	—	(4,113)
Purchase of call options	—	(33,913)	—	(33,913)
Sale of warrants	—	21,025	—	21,025
Proceeds from stock-based awards, including tax benefit	583	1,140	2,516	2,834
Shares cancelled to pay withholding taxes	(49)	(48)	(2,958)	(1,906)
Repurchase of Common Stock	(8,803)	—	(8,803)	—
Dividends paid	—	(1)	—	(67)
Net cash (used in) provided by financing activities	(11,394)	74,090	(15,495)	68,860
Net increase in cash and cash equivalents	25,910	106,808	9,791	101,775
Cash and cash equivalents, beginning of the period	112,711	50,961	128,830	55,994
Cash and cash equivalents, end of the period	$138,621	$157,769	$138,621	$157,769

Supplemental disclosures of cash flow information
Cash paid for income taxes	$3,997	$9,267	$11,350	$20,703
Cash paid for interest	$3,479	$317	$4,455	$1,701